Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

FINGERMOTION, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (1)	457(o)	(2)	(3)	(3)	-	-
	Other	Warrants (1)	457(o)	(2)	(3)	(3)	-	-
	Other	Subscription Receipts (1)	457(o)	(2)	(3)	(3)	-	-
	Other	Units	457(o)	(2)	(3)	(3)	-
	Total	N/A	457(o)	N/A	Unallocated (Universal) Shelf	$300,000,000	$110.20 per $1,000,000	$33,060.00
Fees Previously Paid	-	-	-	-	-	-	-	$-

	Total Offering Amounts					$300,000,000		$33,060.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$33,060.00

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(2)	There are being registered hereunder such indeterminate number of shares of common stock, an indeterminate number of warrants, an indeterminate number of subscription receipts for any combination thereof or units of any combination thereof to the sold by the Registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $300,000,000. This registration statement also covers: (i) common shares that may be issued upon exercise of warrants; and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.
(3)	The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.
(4)	Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price.